Exhibit 10.2

                                    ADDENDUM
      To May 19, 1999 JLL Ventures Employment Agreement of Paul D. Charles

Employment Agreement shall be amended to reduce Employee's salary to the following beginning December 1, 1999: Paul Charles - $125,000. Mr. Charles will resign as President and CEO concurrent with the receipt of $2,000,000 in the private placement, and will continue to serve as the Chairman of the Board pursuant to the Company's Bylaws and Certificate of Incorporation and will also be employed by the Company in an outside sales capacity.


Employee

/s/ Paul D. Charles                                    10-3-99
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Paul D. Charles                                     Date